UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2020
CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-35603	20-5717694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHUY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On June 15, 2020, Chuy's Holdings, Inc. (the "Company") will hold a series of virtual meetings with investors arranged by Raymond James & Associates. During these meetings, the Company plans to share the following information with investors:
For the second quarter through June 14, 2020, comparable restaurant sales decreased 42.3% from the same period last year with two more weeks remaining to end the second quarter of fiscal 2020. Selected weekly comparable restaurant sales and average sales per restaurant data for the second quarter through June 14, 2020 are as follows:

	----------------------------- 2Q 2020 -------------------------
	Week Ending
	5/10	5/17	5/24	5/31	6/07	6/14
Comparable Restaurant Sales	(39.4)%	(45.4)%	(31.3)%	(23.9)%	(21.6)%	(21.5)%
Average Sales per Restaurant	$57,500	$48,500	$61,630	$69,120	$69,591	$72,115
Number of Restaurants Open	92	92	92	92	92	92
Number of Opened Dining Rooms	7	53	74	87	88	92
The timing of Father's Day in fiscal 2020 had an unfavorable impact on our comparable restaurant sales during the week ended June 14th, as it was celebrated this week in fiscal 2019. The Company's off-premise sales remained strong at 31.1% of total sales during the week ended June 14th as compared to 11.8% in the same period last year.
The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Jon W. Howie Vice President and Chief Financial Officer

Date: June 15, 2020